Exhibit 10.31(c)

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

AMENDMENT NUMBER THREE TO
DELTA CONNECTION AGREEMENT

This Amendment Number Three (this “Third Amendment”), dated and effective the      day of March, 2004, to the Delta Connection Agreement dated and effective June 7, 2002 as previously amended (the “Agreement”), is among Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, Georgia  30320 (“Delta”), Chautauqua Airlines, Inc. (“Chautauqua” or  “Operator”), 2500 S. High School Road, Suite 160, Indianapolis, Indiana 46241 and Republic Airways Holdings, Inc. (“Republic”), 2500 S. High School Road, Suite 160, Indianapolis, Indiana 46241.

WHEREAS, Delta, Chautauqua and Republic are parties to the Agreement; and

WHEREAS, the parties desire to further amend the Agreement;

NOW, THEREFORE, for and in consideration of the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Delta, Operator and Republic, intending to be legally bound, hereby agree as follows:

1.                                      Defined Terms.  All terms capitalized used, but not defined, herein shall have the meaning ascribed to such terms in the Agreement.

2.                                      Addition / Replacement of Aircraft.

A.                                   Pursuant to Article 1(A) of the Agreement, eight (8) additional Embraer ERJ 145 aircraft (the “Third Additional Aircraft”) shall be included as “Aircraft” under the terms of the Agreement.  Exhibit A of the Agreement is hereby amended and supplemented by adding the Third Additional Aircraft with the delivery and in-service dates reflected on Exhibit A-2 attached hereto as Appendix 1.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

B.                                     Seven (7) Embraer ERJ 145 aircraft that are currently in service under the terms of the Agreement (the “Replaced Aircraft”) shall be taken out of service and replaced on a permanent basis with a new Embraer ERJ 145 aircraft (the “Substitute Aircraft”), in some cases after being first replaced on an interim basis with a temporary substitute aircraft (the “Temporary Substitute Aircraft”), in each case as provided on Exhibit A-3 attached hereto as Appendix 2.  Exhibit A of the Agreement is hereby further amended and supplemented by such Exhibit A-2.  As each Replaced Aircraft is taken out of service it shall no longer constitute an “Aircraft” under the terms of the Agreement.  As each Substitute Aircraft is placed into service, it shall be included as an “Aircraft” under the terms of the Agreement.  Each Temporary Substitute Aircraft shall be included as an “Aircraft” under the terms of the Agreement only during the period that it is operated under the terms of this Agreement.  Each of the Replaced Aircraft and Temporary Substitute Aircraft shall be deemed to be a Repositioned Aircraft at such time as each such aircraft is taken out of service under the terms of this Agreement, and Delta waives its rights under Article 2.D(i) of the Agreement with respect to such aircraft.

3.                                      Other Reimbursable Costs.

Article 3.B(2) of the Agreement shall be deleted and replaced with the following:

“Start-Up Training Costs associated with operating the Aircraft; provided, however, in no event shall Delta be required to reimburse Chautauqua for such costs in the aggregate in excess of (a) [ * ] multiplied by (b) the maximum number of Aircraft in service at any time during the Term; provided, however, that Chautauqua shall not be entitled to receive Start-Up Training Costs in respect of the Substitute Aircraft or the Temporary Substitute Aircraft.”

4.                                      Annual Operating Plan.

A.                                   The provisions of the first five sentences of Article 3(E) of the Agreement shall not apply to the Annual Operating Plan for calendar years 2005, 2006, 2007 or 2008.  In lieu of the annual rate setting procedure, and except as provided below with respect to the Third Additional Aircraft, (i) for calendar year 2005 the Base Rate Costs to be paid by Delta to Operator shall be as set forth on Appendix 1 of Amendment Number Two to the Agreement; and (ii) for each of calendar years 2006, 2007 and 2008, effective January 1 of such year, the Base Rate Costs shall increase from the Base Rate Costs (as escalated) applicable to the prior calendar year by the prior calendar year’s CPI [ * ].

B.                                     For the Third Additional Aircraft only, the Base Rate Costs (i) for calendar year 2005 shall be the amounts set forth on Appendix 3 hereto under the column “2005 – ERJ 145 – 8,” (ii) for calendar year 2006 shall be the amounts set forth on Appendix 3 hereto under the column “2006 – ERJ 145 – 8,” increased by CPI for calendar year 2005 [ * ], and (iii) for calendar year 2007 shall be the amounts set forth on Appendix 3 hereto under the column “2007 – ERJ 145 – 8,” increased by CPI for calendar year 2005 [ * ], and such increased amount further increased by CPI for calendar year 2006 [ * ].  Beginning on January 1, 2008, the Base Rate Costs for the Third Additional Aircraft shall be [ * ] as the Base Rate Costs for the other Aircraft.

* Confidential

C.                                     For purposes of this provision, “CPI” shall mean the Consumer Price Index, U.S. City Average, Urban Wage Earners and Clerical Workers, All Items (base index year 1982-1984 = 100) as published by the U.S. Department of Labor, Bureau of Labor Statistics.  If the manner in which the Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, including, without limitation, a change in the base index year, an adjustment shall be made by the parties in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised.  If the Consumer Price Index shall become unavailable or in information is not readily available to enable the parties to make the adjustment referred to in the preceding sentence, the parties shall mutually agree to substitute therefore a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other U.S. governmental agency or, if no such index shall be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.  Notwithstanding anything herein to the contrary, for purposes of this Third Amendment and the Agreement, CPI shall not, in any event, exceed [ * ] per year.

5.                                      Term & Termination.

A.                                   The first two sentences of Article 11.A of the Agreement shall be deleted and replaced with the following:

“This Agreement is effective on the date first written above and shall continue until May 31, 2014 (such period, and any extension or renewal thereof, the “Term”).  At the end of such initial Term, Delta shall have the right to extend the term of the Agreement for an additional five (5) years on the same terms and conditions.”

B.                                     The first sentence of Article 11.F of the Agreement shall be deleted and replaced with the following:

“Notwithstanding the provisions of Sections 11(A), (B), (C), (D) and (E) hereof, Delta may terminate this Agreement, with or without cause, in its sole discretion, in whole or in part, on not less than one hundred eighty (180) days’ prior written notice to Operator; provided, however, that such notice shall not be given prior to November 30, 2008, and provided further, that Delta may not reduce the number of Aircraft in service to a number that is less than twelve (12) other than through a complete termination of the Agreement.”

6.                                      Warrant.  Pursuant to Article 19(D) of the Agreement, simultaneously with the execution of this Third Amendment, Republic shall issue to Delta a warrant to purchase 480,000 shares of Republic Common Stock in the form attached hereto as Appendix 4 (the “Third Additional Warrant”).

7.                                      Future Additional Aircraft.                                             The parties agree that in the event that any additional aircraft are added to the Aircraft to be operated by Chautauqua pursuant to the terms and conditions of the Agreement, a mutually agreed upon productivity slider shall be incorporated into any corresponding and subsequent annual rate setting procedure and Annual Operating Plan.

* Confidential

8.                                      Miscellaneous.

A.                                   This Third Amendment, together with the Appendices attached hereto, and the Third Additional Warrant, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.

B.                                     This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

C.                                     Except as specifically stated herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Third Amendment by their undersigned duly authorized representatives:

Chautauqua Airlines, Inc.		Delta Air Lines, Inc.

By:	/s/ Bryan Bedford	By:	/s/ Fred Buttrell
Name: Bryan Bedford		Name: Fred Buttrell
Title: President		Title: President & CEO Delta Connection

Republic Airways Holdings, Inc.

By:	/s/ Bryan Bedford
Name: Bryan Bedford
Title: Chairman

Appendix 1

Exhibit A-2

Third Additional Aircraft

Aircraft No	Model	Delivery Date	In Service Date

DL-40	145	[ * ]	[ * ]

DL-41	145	[ * ]	[ * ]

DL-42	145	[ * ]	[ * ]

DL-43	145	[ * ]	[ * ]

DL-44	145	[ * ]	[ * ]

DL-45	145	[ * ]	[ * ]

DL-46	145	[ * ]	[ * ]

DL-47	145	Sept-05	the month after delivery date

* Confidential

Appendix 2

Exhibit A-3

Replaced Aircraft	Out of Service Date	Substitute Aircraft & In Service Date

N290SK	[ * ]	Replace with new ERJ 145 in [ * ].

N292SK	[ * ]	Replace temporarily (until [ * ]) with ERJ 135 in [ * ]; replace with new ERJ 145 in [ * ].

N294SK	[ * ]	Replace temporarily (until [ * ]) with ERJ 135 in [ * ]; replace with new ERJ 145 in [ * ].

N296SK	[ * ]	Replace with new ERJ 145 in [ * ].

N271SK	[ * ]	Replace with new ERJ 145 in [ * ].

N269SK	[ * ]	Replace with new ERJ 145 in [ * ].

N270SK	Nov-04	Replace with new ERJ 145 in Nov-04.

* Confidential

Appendix 3

Third Additional Aircraft - Base Rate Costs for 2005-07

	2005 ERJ 145	2006 ERJ 145	2007 ERJ 145
# of Aircraft	8	8	8

Per Scheduled AC Per Day	[ * ]	[ * ]	[ * ]
Per BH	[ * ]	[ * ]	[ * ]
Per FH	[ * ]	[ * ]	[ * ]
Per Departure	[ * ]	[ * ]	[ * ]
Per Day	—	—	—

* Confidential

Appendix 4

Form of Third Additional Warrant

[see attached]

See Exhibit 10.28(c)